COST SHARING AGREEMENT

THIS AGREEMENT is dated the 1st day of October, 2004.

BETWEEN:
              MINCO MINING & METALS CORPORATION, located at Suite 1980 - 1055 West Hastings Street, Vancouver, B.C., V6E 2E9

              ("Minco")

AND:

              MINCO SILVER CORPORATION, located at Suite 1980 - 1055 West Hastings Street, Vancouver, B.C., V6E 2E9

              ("Minco Silver")

AND:

              TRANZCOM CHINA SECURITY NETWORKS INC., located at Suite 1980 - 1055 West Hastings Street, Vancouver, B.C., V6E 2E9

              "Tranzcom") AND:

              AQUASOL ENVIROTECH LTD., located at Suite 1980 - 1055 West Hastings Street, Vancouver, B.C., V6E 2E9

              ("Aquasol")

              (hereinafter collectively referred to as the "Sub-Tenants")

WHEREAS:

A. Minco has entered into an agreement with Guinness Tower Holdings Ltd. and Omers Realty Corporation to lease the premises located at Suite 1980, 1055 West Hastings Street, Vancouver, B.C., V6E 2E9 (the "Premises"); and

B. Minco wishes to enter into an agreement with the sub-tenenats to share in the office expenses for the Premises as more specifically described below.

NOW THEREFORE it is hereby agreed as follows:

1. Minco and the Sub-Tenants agree that the shared expenses will include the following:

       a. Office Rental cost on a percentage basis (the "shared expenses") as more particularly described below:

                ---------------------------------------------------------------------------------
                                              Minco   Trancom    Minco     Aquasol     TOTAL
                                                                 Silver
                ---------------------------------------------------------------------------------
                Rent                           32%      30%       30%         8%       100%
                ---------------------------------------------------------------------------------
                Parking
                ---------------------------------------------------------------------------------
                        Stall #1               42%      30%       28%                  100%
                                             ----------------------------------------------------
                        Stall #2               60%      --        40%                  100%
                ---------------------------------------------------------------------------------
                Shared Office Expenses         40%      30%       30%                  100%
                ---------------------------------------------------------------------------------
                Annual Charge Back                                         $300.00
                ---------------------------------------------------------------------------------

2. Minco and the Sub-Tenants agree that the Controller of Minco is hereby authorized to allocate the shared expenses on the percentage basis as more particularly described above in 1(a) of this Agreement.

3. Minco will invoice on a monthly basis to the Sub-Tenants and the Sub-Tenants agree to reimburse Minco accordingly.

4. Minco will invoice on a monthly basis to the Sub-Tenants for shared employee salaries and benefits which will be invoices on actual time spent and the Sub-Tenants agree to such expenses.


IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as and from the day, month and year first above written.


MINCO MINING & METALS CORPORATION                             C/S


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Authorized Signatory



MINCO SILVER CORPORATION                                      C/S


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Authorized Signatory



TRANZCOM CHINA SECURITY                                       C/S


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Authorized Signatory



AQUASOL ENVIROTCH LTD.                                        C/S


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Authorized Signatory



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